As filed with the Securities and Exchange Commission on March 2, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FOUNDATION MEDICINE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	27-1316416
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Foundation Medicine, Inc.

150 Second Street

Cambridge MA, 02141

(617) 418-2200

(Address of Principal Executive Offices)

Foundation Medicine, Inc. 2013 Stock Option and Incentive Plan

(Full Title of the Plans)

Troy Cox

Chief Executive Officer

Foundation Medicine, Inc.

150 Second Street

Cambridge MA, 02141

(Name and Address of Agent For Service)

(617) 418-2200

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Kingsley L. Taft, Esq.

Arthur R. McGivern, Esq.

Daniel A. Lang, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,783,398 shares(3)	$23.70	$65,966,532.60	$7,645.52

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock of the Registrant, par value $0.0001 per share (the “Common Stock”), which become issuable under the Registrant’s 2013 Stock Option and Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s Common Stock, as quoted on the Nasdaq Global Select Market, on February 27, 2017.
(3)	Represents an automatic increase to the number of shares available for issuance under the Plan, consisting of an increase of 1,379,782 shares effective January 1, 2016 and an increase of 1,403,616 shares effective January 1, 2017. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on September 25, 2013 (Registration No. 333-191380), March 20, 2014 (Registration No. 333-194439) and January 29, 2015 (Registration No. 333-201756).

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of Common Stock under the Registrant’s 2013 Stock Option and Incentive Plan (the “Plan”). The number of shares of Common Stock reserved and available for issuance under the Plan is subject to an automatic annual increase on each January 1, which began in 2014, by an amount equal to four percent of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of Common Stock as determined by the Administrator (as defined in the Plan). Accordingly, on January 1, 2016, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 1,379,782 shares and on January 1, 2017, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 1,403,616 shares. This Registration Statement registers these additional 2,783,398 shares of Common Stock. The additional shares are of the same class as other securities relating to the Plan for which the Registrant’s registration statements filed on Form S-8 (Registration Nos. 333-191380, 333-194439 and 333-201756) on September 25, 2013, March 10, 2014 and January 29, 2015, respectively, are effective. The information contained in the Registrant’s registration statements on Form S-8 (Registration Nos. 333-191380, 333-194439 and 333-201756) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.        Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 2nd day of March, 2017.

FOUNDATION MEDICINE, INC.

By:	/s/ Troy Cox
Troy Cox
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Troy Cox, Robert W. Hesslein, Steven J. Kafka and Jason Ryan as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Troy Cox Troy Cox	Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2017

/s/ Jason Ryan Jason Ryan	Chief Financial Officer (Principal Financial and Accounting Officer)	March 2, 2017

/s/ Michael Pellini Michael Pellini, M.D.	Chairman of the Board	March 2, 2017

/s/ Alexis Borisy Alexis Borisy	Director	March 2, 2017

/s/ Michael Dougherty Michael Dougherty	Director	March 2, 2017

/s/ Sandra Horning Sandra Horning, M.D.	Director	March 2, 2017

/s/ Evan Jones Evan Jones	Director	March 2, 2017

/s/ David Schenkein David Schenkein, M.D.	Director	March 2, 2017

/s/ Krishna Yeshwant Krishna Yeshwant, M.D.	Director	March 2, 2017

/s/ Daniel O’Day Daniel O’Day	Director	March 2, 2017

/s/ Michael Varney Michael Varney, Ph.D.	Director	March 2, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Seventh Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed on April 7, 2015).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on October 2, 2013).

4.3	Form of Common Stock certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on September 12, 2013).

4.4	Second Amended and Restated Investors’ Rights Agreement, by and between the Registrant and the Investors named therein, dated as of June 20, 2013 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on July 29, 2013).

4.5	Investor Rights Agreement, by and between the Registrant and Roche Holdings, Inc., dated January 11, 2015 (incorporated by reference to Exhibit 4.1 of the Registrant’s Form 8-K filed on January 12, 2015).

4.6	Amendment to Second Amended and Restated Investors’ Rights Agreement, by and between the Registrant and the Investors named therein, dated January 11, 2015 (incorporated by reference to Exhibit 4.2 of the Registrant’s Form 8-K filed on January 12, 2015).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1	Power of attorney (included on signature page).

99.1	2013 Stock Option and Incentive Plan and forms of agreements thereunder (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190226) filed on September 12, 2013).

*	Filed herewith.